EXHIBIT 11

RAMSAY HEALTH CARE, INC. AND SUBSIDIARIES
COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                                            Year Ended June 30
                                                                             -------------------------------------------------
                                                                                 1998                1997              1996
                                                                             ------------       ------------      ------------
Numerator:
     Net income (loss) before extraordinary
      item, as reported                                                      $(54,261,000)      $  3,278,000      $(16,481,000)
     Dividends, Class B convertible preferred
      stock, Series C                                                             362,000            362,000           362,000
     Dividends, Class B convertible preferred
      stock, Series 1996                                                          150,000                 --                --
     Dividends, Class B convertible preferred
      stock, Series 1997                                                          182,000                 --                --
     Dividends, Class B convertible preferred
      stock, Series 1997-A                                                        271,000                 --                --
                                                                             ------------       ------------      ------------

     Numerator for basic earnings (loss) per share - income
          (loss) attributable to common Stockholders, before
          extraordinary item                                                  (55,226,000)         2,916,000       (16,843,000)

     Effect of dilutive securities:
          Class B convertible preferred stock,
              Series C                                                                 --            362,000                --
                                                                             ------------       ------------      ------------
                                                                                       --            362,000                --
                                                                             ------------       ------------      ------------

     Numerator for diluted earnings (loss) per share - income
           (loss) attributable to common stockholders after
           assumed conversions                                               $(55,226,000)      $  3,278,000      $(16,843,000)
                                                                             ============       ============      ============


Denominator:
     Denominator for basic earnings (loss) per
            share - weighted-average shares                                    10,784,495          8,403,570         7,927,644

     Effect of dilutive securities:
            Employee stock options and warrants                                        --            344,364                --
            Convertible preferred stock                                                --          1,479,655                --
                                                                             ------------       ------------      ------------
     Dilutive potential common shares                                                  --          1,824,019                --
                                                                             ------------       ------------      ------------

     Denominator for diluted earnings (loss)
          per share - adjusted weighted-
          average shares and assumed
          conversions                                                          10,784,495         10,227,588         7,927,644
                                                                             ============       ============      ============

Basic earnings (loss) per share, before
     extraordinary item                                                      $      (5.12)      $       0.35      $      (2.12)
Extraordinary item                                                                  (0.40)                --                --
                                                                             ------------       ------------      ------------
Basic earnings (loss) per share                                              $      (5.52)      $       0.35      $      (2.12)
                                                                             ============       ============      ============

Diluted earnings (loss) per share, before
     extraordinary item                                                      $      (5.12)      $       0.32      $      (2.12)
Extraordinary item                                                                  (0.40)                --                --
                                                                             ------------       ------------      ------------
Diluted earnings (loss) per share                                            $      (5.52)      $       0.32      $      (2.12)
                                                                             ============       ============      ============




Options and warrants were not included in the computation for fiscal 1998 and 1996 because their effect would have been antidilutive for these periods.